UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 23, 2013

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 379-2322

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2013, in connection with a previously announced public offering, WhiteHorse Finance, Inc. (the “Company”) issued $30 million aggregate principal amount of 6.50% Senior Notes due 2020 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of July 23, 2013 (the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, trustee (the “Trustee”).

The Notes mature on July 31, 2020 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after July 31, 2016, upon not less than 30 days’ nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption. The interest rate of the Notes is 6.50% per year, and interest will be paid every March 31, June 30, September 30 and December 31, commencing September 30, 2013.

The Notes will be the Company’s direct senior unsecured obligations and will rank senior in right of payment to any of the Company’s existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes, including the Company’s unsecured term loan, and will rank equally in right of payment with the Company’s other outstanding and future senior unsecured, unsubordinated indebtedness. The Notes will effectively rank behind all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security) in right of payment, to the extent of the value of the assets securing such indebtedness, including the Company’s secured revolving credit facility, and are structurally subordinated to any existing and future indebtedness of any of the Company’s subsidiaries, financing vehicles or similar entities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with (regardless of whether it is subject to) the asset coverage requirements set forth in Section 18(a)(1)(A), as modified by Section 61(a)(1), of the Investment Company Act of 1940, as amended, each as in effect from time to time, and to provide certain financial statements to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture. The Indenture provides for customary events of default.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

On July 23, 2013, the Company issued a press release announcing the closing of the Company’s public offering of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

4.1	Indenture, dated as of July 23, 2013, relating to the 6.50% Senior Notes due 2020, between the Company and American Stock Transfer & Trust Company, LLC, trustee.

4.2	Form of 6.50% Senior Notes due 2020 (included as part of Exhibit 4.1).

99.1	Press Release of WhiteHorse Finance, Inc. dated July 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2013	WHITEHORSE FINANCE, INC.

	By:	/s/ Alastair Merrick
Alastair Merrick
Chief Financial Officer & Treasurer